UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 20, 2005
(Date of earliest event reported)

BANCWEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-7949	99-0156159
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

999 Bishop Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 525-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit 10.1

Item 1.01. Entry into a Material Agreement

On January 20, 2005, the registrant’s Executive Compensation Committee approved the BancWest Corporation Executive Life Insurance Plan, effective as of April 1, 2004. That plan, which is filed herewith and incorporated herein by reference, was adopted to replace the registrant’s split dollar life insurance program. Under the new plan, life insurance policies on participating executives’ lives will be owned by the registrant or its subsidiaries, which will transfer ownership of life insurance policies with specified values to participating executives upon the occurrence of specified events, including qualifying retirement.

     During 2004, Mr. McGrath, Mr. Grigsby and all other executive officers of the registrant who were then participating in the split dollar life insurance program (not including Mr. Dods and Mr. Horner, whose split dollar agreements were previously terminated as described in the registrant’s 2003 Form 10-K) entered into a Termination, Assignment and Release in the form of Exhibit A-1 to the Executive Life Insurance Plan, the effect of which was to transfer the executives’ ownership interests in the split dollar policies to the employer, and terminate the previous split dollar agreements with the executives.

     Also, on January 20, 2005, the registrant’s Executive Compensation Committee approved an addendum to the employment agreement between the registrant and Mr. McGrath. That addendum modified the existing employment agreement with Mr. McGrath to reflect his position effective January 1, 2005 as registrant’s president and chief executive officer, and the chairman of the executive committee of its board of directors. The addendum also established his base salary as of January 1, 2005, which will be his minimum salary while the agreement is in effect.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

     The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit
10.1	Executive Life Insurance Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2005

BANCWEST CORPORATION
(Registrant)

By:	/s/ DOUGLAS C. GRIGSBY

Douglas C. Grigsby
Executive Vice President, Chief
Financial Officer and Treasurer